UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 20, 2007

                             DELEK US HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   001-32868               52-2319066
(State or other jurisdiction  (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)

                  7102 Commerce Way
                 Brentwood, Tennessee                         37027
       (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01     Entry into a Material Definitive Agreement

         On August 22, 2007, Delek US Holdings, Inc. ("Delek") entered into a registration rights agreement with TransMontaigne, Inc. ("TMG") as part of the completion of the acquisition described in Item 2.01 below. The registration rights agreement entitles TMG to demand one registration of the Delek Shares (as defined in Item 2.01 below) at any time between July 7, 2008, and August 22, 2017.

Item 2.01     Completion of Acquisition or Disposition of Assets

         On August 22, 2007, Delek US Holdings, Inc. ("Delek") completed the acquisition of approximately 28.34% of the issued and outstanding shares of common stock, par value $0.10 per share (the "Lion Shares"), of Lion Oil Company ("Lion Oil") from TMG, the Joseph Hansley Bander Family Trust, the Estate of Frederick R. Mayer, Jerry D. Armstrong, Ray O. Brownlie, James B. Wallace and Rex Utsler (together with TMG, collectively, the "Sellers"). Total cash consideration paid by Delek to the Sellers was approximately $65.4 million. In addition to cash consideration, Delek issued 1,916,667 unregistered shares of Delek common stock, par value $0.01 per share (the "Delek Shares"), to TMG.

         TMG is a wholly-owned subsidiary of Morgan Stanley Capital Group Inc. ("Morgan Stanley"). Delek's wholly-owned subsidiaries, Delek Refining, Ltd. and Delek Marketing & Supply, LP, engage in the purchase and sale of crude oil and refined products with Morgan Stanley.

Item 8.01.    Other Events

        (i) On August 22, 2007, Delek entered into a definitive stock purchase agreement to acquire additional Lion Shares for a purchase price of approximately $23 million. The shares to be purchased equal approximately 6.24% of the issued and outstanding Lion Shares. The closing of the transaction is subject to customary closing conditions and governmental approvals, and is anticipated to close during the third quarter of this year. Subsequent to Delek's completion of the transaction, Delek will own approximately 35% of the Lion Shares.

        (ii) On August 20, 2007, Delek entered into an amendment to the $65,000,000 credit agreement with Lehman Commercial Paper Inc., as administrative agent, Lehman Brothers Inc., as arranger and joint bookrunner, and JPMorgan Chase Bank, N.A., as documentation agent, arranger and joint bookrunner. Lehman Brothers, Inc. acted as one of the lead underwriters of the initial public offering of the Company's common stock completed on May 9, 2006, and its affiliates are a lender, administrative agent or arranger with respect to credit facilities involving the Company's wholly-owned subsidiary, MAPCO Express, Inc. ("MAPCO"). The amendment, among other things, made certain changes to the credit facility to permit the acquisition of the Lion Shares described in
Item 2.01 and Item 8.01(i) above.

        (iii) On August 23, 2007, Delek issued the press release attached hereto as Exhibit 99.1 pertaining to the events described in Item 2.01 and Item 8.01(i) above.

Item 9.01.    Financial Statements and Exhibits

(a)           Financial statements of businesses acquired.
              Not Applicable.

(b)           Pro forma financial information.
              Not Applicable.

(c)           Shell company transactions.
              Not applicable.

(d)           Exhibits
              99.1 Press release of Delek US Holdings, Inc. issued on August 23, 2007.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 23, 2007       DELEK US HOLDINGS, INC.



                               By:    /s/ Edward Morgan
                                      ------------------------------------------
                               Name:  Edward Morgan
                               Title: Vice President and Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit                               Description
  No.                                 -----------
-------

  99.1     Press release of Delek US Holdings, Inc., issued on August 23, 2007.